FOR IMMEDIATE RELEASE                                                                                                EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION ANNOUNCES ELECTION
OF NEW BOARD MEMBER AND RESULTS OF VOTING AT ANNUAL MEETING

MINNEAPOLIS – (May 11, 2011) – Select Comfort Corporation (NASDAQ: SCSS) announced the election of Kathy Nedorostek to the company’s Board of Directors at its annual meeting of shareholders held this afternoon in Minneapolis.

Ms. Nedorostek serves as President of the North American Wholesale and Global Licensing divisions of Coach, Inc. (NYSE: COH), a leading marketer of modern classic American accessories. She is responsible for Coach’s department and specialty-store businesses throughout North America as well as its worldwide licensed businesses. Prior to joining Coach in 2003, Ms. Nedorostek served as the President and Chief Operating Officer for Natori, Inc., a privately owned intimate apparel company. Ms. Nedorostek also previously served as President of cK Calvin Klein Handbags and Footwear, a division of Nine West, responsible for its retail and wholesale businesses.

“We are extremely pleased to welcome Ms. Nedorostek to our Board,” said Jean-Michel Valette, Chairman, Select Comfort Board of Directors. “We will greatly benefit from her exceptional leadership skills and deep experience with premium, iconic brands as we work to achieve the company’s long-term goals.”

Ms. Nedorostek was identified and nominated by the Board’s Corporate Governance and Nominating Committee following a search facilitated by an independent executive search firm.

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Shareholders also approved the re-election of Jean-Michel Valette and Michael Peel to three-year terms as directors.

In an advisory “say-on-pay” vote, shareholders approved the company’s executive compensation as outlined in the proxy statement. In an advisory vote on the frequency of future “say-on-pay” votes, shareholders voted in favor of annual frequency for future “say-on-pay” votes.

Finally, shareholders ratified the appointment of Deloitte & Touche, L.L.P., as the company’s independent accounting firm for the fiscal year ending January 1, 2012.

About Select Comfort Corporation
Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the SLEEP NUMBER® bed, as well as bases and bedding accessories. Sleep Number products are sold through its 375 company-owned stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation;

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increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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